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                                                                    Exhibit 21.1

                                  SUBSIDIARIES
                                  ------------

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                                                                COMTECH
                                                             PERCENTAGE OF
                         SUBSIDIARY NAME                       OWNERSHIP
         ------------------------------------------------- -------------------

         ------------------------------------------------- -------------------
         Comtech (China) Holding, Ltd                             100%
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         Comtech (HK) Holding, Ltd                                100%
         ------------------------------------------------- -------------------
         Comtech Communication Technology (Shenzhen)
         Co., Ltd                                                 100%
         ------------------------------------------------- -------------------
         Shenzhen Comtech International Ltd                       100%
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         Comtech International (HongKong) Ltd                     100%
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         Comtech Software Technology (Shenzhen) Co., Ltd          100%
         ------------------------------------------------- -------------------
         Shanghai Yishite Electronics Ltd                         60%
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